Exhibit 99.1


                   [LETTERHEAD OF UNITED NATURAL FOODS, INC.]


FOR IMMEDIATE RELEASE
November 18, 2004

        UNITED NATURAL FOODS ANNOUNCES PLANS TO EXPAND MIDWEST OPERATIONS

                  TO OPEN NEW DISTRIBUTION FACILITY IN INDIANA

Dayville, Connecticut - November 18, 2004 -- United Natural Foods, Inc. (Nasdaq:
UNFI) (the "Company") today announced plans to open a new state-of-the-art distribution facility in Greenwood, Indiana. The Company has received approval from local planning and zoning officials to expand the new facility from its existing 277,000 square feet to 308,000 square feet and to implement design specifications specifically suited to serve the needs of United Natural Foods.

The center is scheduled to commence operations in July 2005 and will serve as a distribution hub for customers in Illinois, Indiana, Ohio and other Midwest states. United Natural Foods currently has 15 distribution centers throughout the United States, consisting of an aggregate of 2.6 million square feet of space. United Natural Foods has the largest capacity of any distributor in the natural products industry.

Steven Townsend, Chairman and Chief Executive Officer said, "Continued strong sales growth for United Natural Foods and increasing consumer demand for natural and organic products create the need for this new state-of-the-art facility in the Midwest. Committed to being the highest quality and lowest cost distributor for the natural products industry, the Greenwood center will be furnished with innovative technologies that will improve our distribution capabilities and ensure that our customers in the Midwest Region receive further product diversity and enhanced customer service. Overall, this facility will be a solid addition to our extensive nationwide distribution infrastructure and has the capacity to accommodate future growth. As we previously announced, UNFI continues to invest in its people, facilities, equipment and technology to continue to drive efficiencies throughout our Company."

"Additionally, we found that the Greenwood area provided a large base of committed, hard working, and dedicated people and we are pleased to note that this facility is expected to create more then 250 jobs over the next three years," Mr. Townsend added. The Company is partnering with the city and state to begin the hiring process in February 2005.

About United Natural Foods

The Company carries and distributes over 35,000 products to more than 18,000 customers nationwide. The Company serves a wide variety of retail formats including conventional supermarket chains, natural product superstores and independent retail operators.

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UNITED NATURAL FOODS                FINANCIAL RELATIONS BOARD
Rick D. Puckett                     Joseph Calabrese  Vice
President, CFO and Treasurer        General Information (860)
779-2800                            (212) 445-8434

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding the Company's business that are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, including but not limited to general business conditions, the impact of competition and our dependence on principal customers, see "Risk Factors" in the Company's quarterly report on Form 10-K filed with the Commission on October 14, 2004, and its other filings under the Securities Exchange Act of 1934, as amended. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company is not undertaking to update any information in the foregoing reports until the effective date of its future reports required by applicable laws. Any projections of future results of operations should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. The Company may from time to time update these publicly announced projections, but it is not obligated to do so.